UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Dakota Gold Corp.

(Name of Registrant as Specified In Its Charter)

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April 5, 2023

DAKOTA GOLD CORP.

106 Glendale Drive, Suite A

Lead, South Dakota, 57754

(605) 717-2540

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders,

The 2023 annual meeting of stockholders of Dakota Gold Corp., a Nevada corporation, will be held at 106 Glendale Drive, Suite A, Lead, South Dakota, on Tuesday, May 16, 2023 at 8:00 a.m. Mountain Time. For instructions on how to attend and vote your shares at the annual meeting, see the information in the accompanying Proxy Statement. The Annual Meeting of stockholders will be held for the following purposes:

1.	To elect seven directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;

2.	To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023;

3.	To increase the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended; and

4.	To transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote “FOR” each of the director nominees, and “FOR” Proposals 2 and 3.

You are entitled to attend and vote at the annual meeting, or any postponement or adjournment of the meeting, if you are a holder of our common stock at the close of business on March 27, 2023. As of August 22, 2022, the Board of Directors approved a change to the Company’s fiscal year end from March 31 to December 31. This Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the nine-month transition period ended December 31, 2022, are first being sent to stockholders on or around April 5, 2023.

Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote as soon as possible to ensure your shares are represented and voted at the annual meeting.

We encourage stockholders to submit their votes in advance of the meeting.

April 5, 2023

Cordially,

/s/ Robert Quartermain
Robert Quartermain
Co-Chairman

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE VOTE AS SOON AS POSSIBLE VIA THE INTERNET OR MAIL. STOCKHOLDERS WHO ATTEND THE MEETING IN PERSON MAY REVOKE THEIR PROXIES AND VOTE IN PERSON DURING THE MEETING IF THEY SO DESIRE.

Proxy Statement

DAKOTA GOLD CORP

106 Glendale Drive, Suite A

Lead, South Dakota 57754

This Proxy Statement is furnished to the stockholders of Dakota Gold Corp. (“Dakota Gold,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Dakota Gold Corp. to be voted at the annual meeting of stockholders on May 16, 2023, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the nine-month transition period ended December 31, 2022, were first made available to stockholders on or about April 5, 2023.

ABOUT THE MEETING

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders to be held on May 16, 2023. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

HOW TO ATTEND THE ANNUAL MEETING

All stockholders as of the March 27, 2023 record date (or their duly appointed proxies) may attend the meeting. If you are not a stockholder of record but hold your shares through a broker, bank or other holder of record (i.e., in “street name”) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 27, 2023, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

HOW YOU CAN VOTE

We encourage stockholders to submit their votes in advance of the meeting. You may elect to vote by one of the following methods.

If you are a stockholder of record or “registered stockholder”:

•	At the Annual Meeting. You may vote in person at the Annual Meeting.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by May 12, 2023 at 8:00 a.m. Mountain Time.

Please note that the Internet voting facilities will close at 8:00 a.m. Mountain Time on May 12, 2023.

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If you are a beneficial stockholder:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•	At the Annual Meeting. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

PROPOSALS FOR THE 2023 ANNUAL MEETING

At our annual meeting, stockholders will vote on the following three items of business:

(1)	To elect seven directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;

(2)	To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023; and

(3)	To increase the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote:

•	FOR the election of each of the seven nominated directors (see “Proposal 1”).

•	FOR the ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent registered public accountant for the fiscal year ending December 31, 2023 (see “Proposal 2”).

•	FOR the increase of the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended (see “Proposal 3”).

With respect to any other matter that properly comes before the meeting, any of the officers named as proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

SHARES ENTITLED TO VOTE

As of March 27, 2023, the record date for the meeting, we had 75,292,928 shares of common stock that were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Odyssey Trust Company, you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by filling out the proxy card included with the materials.

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Beneficial Owner. If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

STOCKHOLDERS ENTITLED TO ATTEND THE MEETING

All stockholders as of the March 27, 2023 record date (or their duly appointed proxies) may attend the meeting.

QUORUM

The presence at the meeting, in person or by proxy, of the holders of 33 1/3% of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting or cast a “withhold” vote, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

HOW YOU MAY VOTE ON EACH PROPOSAL

In the election of directors, you may vote FOR any one or all of the nominees, or your vote may be WITHHELD with respect to any one or all of the nominees. For the ratification of Ham, Langston & Brezina, L.L.P., you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal. For approval to increase the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

VOTES REQUIRED FOR APPROVAL

Election of Directors. Seven candidates will be elected by a plurality of affirmative votes of the outstanding shares of common stock present at the meeting (either in person or by proxy). That is, the seven candidates that receive the highest number of affirmative votes will be elected to serve on our Board of Directors. A “withhold” vote with respect to any nominee will not affect the election of that nominee.

Ratification of Ham, Langston & Brezina, L.L.P.. The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) and entitled to vote on this matter will be required for ratification. For this proposal, an “abstention” will count as a vote cast and will therefore have the effect of a vote “against” the proposal.

Increase Authorized Common Stock. The affirmative vote of a majority of the voting power of the issued and outstanding shares of common stock will be required for approval. For this reason, an “abstention” will have the same effect as a vote “against” the proposal.

RIGHTS OF DISSENTERS

No action is proposed at this meeting for which the laws of the state of Nevada or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

HOW PROXIES WILL BE TABULATED AND VOTED

Votes will be tabulated by Odyssey Trust Company. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Robert Quartermain, Shawn Campbell, Daniel Cherniak or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, any of the officers named as proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

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Proxies submitted properly will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted “FOR” each of the seven director nominees, “FOR” the ratification of the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm, “FOR” the increase of the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended, and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters. Under applicable NYSE rules and guidance, at this year’s annual meeting, your broker may vote without your instructions only on Proposal 2 (the ratification of the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2023) and Proposal 3 (the increase of the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended). The broker’s failure to vote on Proposal 1 (the election of directors), because the broker lacks discretionary authority to do so, commonly referred to as a “broker non-vote”, will not affect the outcome of the vote on that matter.

CHANGING YOUR VOTE

After you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by:

(1)	delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 106 Glendale Drive, Suite A, Lead, South Dakota 57754; or

(2)	executing and delivering a later dated proxy card.

In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

SOLICITATION COSTS

The accompanying proxy is solicited on behalf of the Company by its Board of Directors, and the cost of solicitation will be borne by Dakota Gold. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing. Such cost is anticipated to be immaterial.

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PROPOSAL 1 ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of the following seven nominees:

Gerald Aberle

Jonathan Awde

Jennifer S. Grafton

Amy K. Koenig

Stephen O’Rourke

Robert Quartermain

Alice Schroeder

The Board of Directors has nominated for election at the annual meeting Drs. Quartermain and O’Rourke, Messrs. Awde and Aberle and Messes. Grafton, Koenig and Schroeder to serve until the 2024 annual meeting of stockholders or until their successors are elected. Each nominee has consented to being named as a nominee.

The seven candidates that receive the highest number of affirmative votes will be elected to serve on our Board of Directors.

The following table sets forth the name, age, and current positions of each nominee:

Name	Age	Position	Director Since
Gerald Aberle	64	Director, Chief Operating Officer	March 2022
Jonathan Awde	45	Director, President and Chief Executive Officer	November 2017
Jennifer S. Grafton (1)(2)(3)(4)	47	Director, Chair of the Compensation Committee	March 2022
Amy K. Koenig(1)(2)(3)(5)	49	Director, Chair of the Nominating and Corporate Governance Committee	March 2022
Stephen O’Rourke(4)(5)	67	Director, Co-Chairman of the Board of Directors, Chair of the ESG Committee	March 2022
Robert Quartermain(2)(4)(5)	68	Director, Co-Chairman of the Board of Directors, Chair of the Technical Committee	March 2022
Alice Schroeder(1)(3)	66	Director, Chair of the Audit Committee	August 2022

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the ESG Committee.
(5)	Member of the Technical Committee.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

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Nominees for Election

Gerald Aberle. Mr. Aberle serves as Chief Operating Officer and a Director of Dakota Gold, and has held numerous corporate management positions for public companies operating in the exploration business. After graduating with a Bachelor of Science in Mining Engineering from the South Dakota School of Mines, Aberle attained more than 40 years of experience in the minerals industry, including 22 years at the Homestake Gold Mine in Lead, South Dakota. In addition, his mining background includes extensive engineering, operations management and project management experience, including consulting in the mining, underground construction and minerals exploration business for clients including Homestake Mining Co., Barrick Gold Corp., the State of South Dakota and the University of Washington in connection with the planning and development of the National Science Foundation’s national deep underground science and engineering laboratory. Our Board believes Mr. Aberle’s experience and skills developed as a member of corporate management for several publicly traded mining companies provide him with the appropriate background in matters related to mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Jonathan Awde. Mr. Awde serves as Chief Executive Officer and a Director of Dakota Gold. Previously, he served as co-founder, Director and Chief Executive and President of Gold Standard Ventures Corp. As CEO/President/Director, from July 2010 through December 2020, Awde oversaw all corporate development, asset acquisition, joint ventures, capital raising and the procurement of capital for the development of Gold Standard Ventures Corp.’s assets. Awde spent the last 15 years raising financing for various junior resource companies, focusing on institutional accounts, high net worth and family offices, and has raised more than $600 million for public and private companies in the natural resources sector during this period. Mr. Awde holds a Bachelor of Arts in Economics & Finance from Acadia University. Our Board believes Mr. Awde’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Jennifer S. Grafton. Ms. Grafton currently serves as Executive Vice President and General Counsel of E2open Parent Holdings Inc. (NYSE: ETWO), a cloud-based, end-to-end supply chain management software company. Previous to E2open, Ms. Grafton worked at Westmoreland Coal Company (NASDAQ: WLB) for over a decade, most recently serving as Chief Legal Officer, Chief Administrative Officer and Secretary. Prior to Westmoreland, Ms. Grafton worked in the corporate group of various Denver-based and national law firms focusing her practice on securities and corporate governance. Ms. Grafton holds a Master of Business Administration from the University of Michigan, Juris Doctorate from the University of Denver and a Bachelor of Arts in politics and government from the University of Puget Sound. Our Board believes Ms. Grafton’s experience and skills developed as a lawyer and an executive officer for several publicly traded companies provide her with the appropriate background in matters related to corporate governance and risk assessment and make her well-qualified to serve as a director of the Company.

Amy K. Koenig. Ms. Koenig currently serves as Vice President - Governance, Corporate Secretary and Deputy General Counsel for Black Hills Corporation (NYSE: BKH), an electric and gas utility company headquartered in Rapid City, South Dakota. Ms. Koenig is a Certified Corporate Governance Professional. Prior to joining Black Hills Corporation in 2013, Ms. Koenig spent ten years in private practice as a litigator with Gunderson, Palmer, Nelson & Ashmore, LLP. Ms. Koenig holds a Juris Doctorate from the University of South Dakota School of Law. Before beginning her legal career, Ms. Koenig held various engineering roles of increasing responsibility in both the chemical and computer industries and holds a Bachelor of Science in chemical engineering from the South Dakota School of Mines & Technology. Ms. Koenig also serves on the Board of Directors of the SD Mines Center for Alumni Relations and Advancement and the Children’s Home Society of South Dakota. Our Board believes Ms. Koenig’s experience and skills developed as a lawyer and senior executive for a publicly traded company provide her with the appropriate background in matters related to corporate governance and risk assessment and make her well-qualified to serve as a director of the Company.

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Stephen O’Rourke. Dr. O’Rourke serves as a Director of Dakota Gold and previously served as President of global petroleum exploration for BHP Billiton (BHPB) (BHP:NYSE) and was a member of its senior management team. Other key roles at BHPB included Vice President of Development Planning and Vice President of Appraisal and Petroleum Engineering. Prior to joining BHPB, he held various senior technical and management roles for Shell Oil Co. He is a founding partner of Strategic Management Partners LLC, a consulting firm based in Rapid City, South Dakota, specializing in energy, minerals and business development. He serves as Managing Director for Heat Mining LLC, a geothermal technology development company and a non-executive director for TerrraCOH, Inc. the joint venture partner with Heat Mining LLC. He currently is a Non-Executive Lead Director of RESPEC, an engineering consulting firm also based in Rapid City. Dr. O’Rourke also serves as a Chairman of the South Dakota School of Mines & Technology Geological Engineering advisory board and is a member of the South Dakota Mines Center for Alumni Relations and Advancement board of trustees. Dr. O’Rourke holds a Bachelor of Science in Geological Engineering and an Honorary Doctorate of Public Service from South Dakota Mines and is a graduate of the Wharton School of Business Advanced Management Program. Our Board believes Dr. O’Rourke’s experience and skills developed as an executive officer for a publicly traded company provide him with the appropriate background in matters related to mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Robert Quartermain. Dr. Quartermain serves as a Director of Dakota Gold and was most recently Executive Chairman of Pretium Resources Inc., which he founded in October 2010. Prior to Pretium, he was President and Chief Executive Officer of Silver Standard Resources Inc. (now SSR Mining Inc.) for 25 years from 1985-2010. Dr. Quartermain holds a Bachelor of Science from the University of New Brunswick, a Master of Science from Queens University, his Professional Geoscience certification from the Engineers and Geoscientists BC and Honorary Doctor of Science from the University of New Brunswick. In addition to his focus on Dakota Gold, Dr. Quartermain has a number of education, wildlife and social justice philanthropic interests that he supports. Our Board believes Dr. Quartermain’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Alice Schroeder. Ms. Schroeder serves as a Director of Dakota Gold and serves or has served on numerous public company boards, including Carbon Streaming Corporation, Natus Medical Incorporated, HSBC North America Holdings Inc., Prudential plc, as well as private equity-backed and venture boards such as RefleXion Medical, Inc. and Westland Insurance Group Limited. She began her career as a CPA at Ernst & Young and spent nearly two decades on Wall Street as an analyst and banker as a managing director at several firms, principally Morgan Stanley. Ms. Schroeder holds a Bachelor of Business Administration and a Master of Business Administration from the University of Texas at Austin. In addition, she is active in a variety of philanthropic causes related to historic preservation, education, and service to veterans. Our Board believes Ms. Schroeder’s experience and skills developed as a director for numerous publicly traded companies provide her with the appropriate background in matters related to finance and risk assessment and make her well-qualified to serve as a director of the Company.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, pursuant to the recommendation of the Audit Committee of the Board of Directors, unanimously recommends that the Company’s stockholders vote FOR the ratification of the appointment of Ham, Langston & Brezina, L.L.P. (“Ham, Langston & Brezina”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2023. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of Ham, Langston & Brezina to serve as our independent registered public accounting firm. A representative of Ham, Langston & Brezina will not attend the meeting.

The following table sets out the aggregate fees billed by our principal accountant, Ham, Langston & Brezina, related to the nine-month transition period ended December 31, 2022, and the fiscal years ended March 31, 2022 and 2021 for the categories of fees described.

	Transition Period ended December 31, 2022	Fiscal year ended March 31, 2022	Fiscal year ended March 31, 2021(1)
Audit fees	$80,000	$107,981	$41,200	(2)
Audit-related fees	30,200	41,950	--
Tax fees	--	--	--
All other fees	--	--	--

(1)	Ham, Langston & Brezina were first appointed as the Company’s auditors on June 15, 2021.

(2)	The audit fees in respect of the fiscal year ended March 31, 2021 represent the audit fees billed by Ham, Langston & Brezina to JR Resources Corp. (now Dakota Gold Corp.) and are not inclusive of any fees billed to Dakota Territory Resource Corp. (“Dakota Territory” or “DTRC”).

Audit fees consist of the aggregate fees billed or expected to be billed by HLB for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.

Tax fees consist of fees for professional services rendered in connection with preparation and filing of our federal income tax returns and limited tax consulting.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s auditors must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its auditors, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, if decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported during the nine-month transition period ended December 31, 2022, and the year ended March 31, 2022 and 2021 were pre-approved by the Audit Committee.

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PROPOSAL 3 increase authorized common stock

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the increase of the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended.

On March 22, 2023, the Company’s Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to stockholders for their approval the increase of the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending Article 8 of the Company’s Articles of Incorporation, as amended. The approval by the Board of Directors is subject to the approval of such amendment by the holders of a majority of the issued and outstanding shares of our common stock. A copy of the proposed amendment is attached to this Proxy Statement as Appendix A. The proposed amendment will become effective upon the filing of the amendment with the Nevada Secretary of State.

Reasons for the Proposed Amendment

We currently have 75,292,928 shares of common stock outstanding. In addition, we have reserved 6,250,000 shares issuable in connection with awards under the Company’s 2022 Stock Incentive Plan, 2,621,875 shares issuable in connection with awards under the DTRC 2021 Stock Incentive Plan, 7,603,093 shares issuable in connection with our outstanding warrants and 3,400,000 shares issuable in connection with the potential exercise of our option agreements with Barrick Gold Corporation. While it is possible that some of the reserved shares will not ultimately be issued, because they have been reserved for a particular use, they are not available for use by the Company for future issuance. The Company’s Board of Directors recommends approval of the proposed amendment so that it will have additional authorized but unissued and unreserved shares to permit the pursuit and effectuation of corporate transactions requiring the issuance of common stock in the future. Those transactions may include:

•	the issuance of common stock in connection with the growth and expansion of the Company’s business, including acquisition of mining properties or other companies engaged in the mining business;

•	the issuance of common stock or securities convertible into common stock in connection with financing transactions;

•	the future authorization of additional shares of common stock for issuance under the Company’s 2022 Stock Incentive Plan; and

•	the issuance of common stock in connection with other corporate transactions that implement proper business purposes determined by the Board of Directors to be in the best interests of the Company and its stockholders.

The Company’s Board of Directors believes that additional authorized shares should be available in the future in order to permit the Company to pursue the various transactions described above and to provide for its growth and financial stability. Many of the types of transactions discussed above arise under circumstances requiring prompt action and do not allow the necessary time to seek stockholder approval to authorize additional shares. The Board of Directors believes that it is very important for it to have the flexibility to be able to act promptly in the best interests of the Company and its stockholders when circumstances such as those described above arise.

The Company may pursue the acquisition of other mining companies, mining properties or interests in mining properties in the future. In the event the proposed increase in authorized shares of common stock is approved by stockholders, such future acquisitions may be effected for consideration that includes the issuance of shares of the Company’s common stock, or other securities convertible into the Company’s common stock, in partial or full payment of the purchase price. The Company anticipates that the terms of any acquisitions in which it would issue shares will be determined through direct negotiations with the securities holders or controlling persons of the entities or properties being acquired. Factors taken into account in determining the terms may include cash flow, mineral reserves and mineral resources, earnings power, quality of management, properties, market location and position, and growth potential.

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THE BOARD AND ITS COMMITTEES

Board Leadership Structure and Risk Oversight

Our CEO and Co-Chairmen roles are separate. The board has not reached a formal policy on separation of the roles of CEO and Chairman and will periodically review the leadership structure to determine appropriateness. Drs. Quartermain and O’Rourke, our Co-Chairmen, bring significant experience in the mining and natural resource industries, serving in various executive and board positions. In their capacity as Co-Chairmen, both work closely with Mr. Awde, the Chief Executive Officer.

Companies such as ours face a variety of risks, including financial reporting, legal, credit, liquidity, operational, health, safety and cybersecurity. The Board of Directors believes an effective risk management system will (1) identify the material risks that we face in a timely manner, (2) communicate necessary information with respect to material risks to senior executives and to the Board of Directors or relevant board committee, (3) implement or oversee implementation of appropriate and responsive risk management and mitigation strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board of Directors oversees risk management after receiving briefings from management and advisors and based on its own analysis and conclusions regarding the adequacy of our risk management processes. The Board of Directors, with assistance and input from its committees, continuously evaluates and manages material risks, including geopolitical and enterprise risk, financial risk, environmental risk, health and safety risk, and the effect of compensation structures on risk-taking behaviors. The Board of Directors’ committees are an integral part of its oversight of risk management. As examples, the Board of Directors assesses the Company’s safety culture and related risks; the Audit Committee assesses and manages the Company’s exposure to enterprise-level risks, as well as the Company’s major financial risk exposure; the Compensation Committee assess risks related to the performance of the Company’s executive officers; and the ESG Committee and Technical Committee assess environmental and social risks.

By virtue of the directors working closely with executive management, who in turn work closely with Company’s employees and contractors, we believe we have created an effective and efficient risk communication system that enables collaboration and communication.

Meetings of the Board of Directors

Our Board of Directors held 5 meetings during the nine-month transition period ended December 31, 2022 and did not hold any meetings during the fiscal year ended March 31, 2022. Each incumbent director attended all meetings of the Board of Directors and committees of the Board of Directors on which he or she served. All directors hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

Committees of the Board & Director Independence

Our Board of Directors is currently composed of seven directors, four of which are independent as defined by the NYSE American listing standards. We believe that our current board leadership structure is appropriate as a majority of our board of directors are independent directors.

On March 31, 2022, the Company formed an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Technical Committee and an Environmental, Social and Governance Committee. The following table sets forth the number of meetings held by the Board of Directors and each committee during the nine-month transition period ended December 31, 2022 and the fiscal year ended March 31, 2022.

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Board or Committee	Number of Meetings during Nine-Month Transition Period Ended December 31, 2022	Number of Meetings during Year Ended March 31, 2022
Board of Directors	5	0
Audit Committee	3	0
Compensation Committee	4	0
Nominating and Corporate Governance Committee	1	0
Technical Committee	3	0
Environmental, Social and Governance Committee	1	0

Audit Committee. Our Audit Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Ms. Grafton, Ms. Koenig and Ms. Schroeder. Ms. Schroeder qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation: (i) assisting the Board of Directors in its oversight of (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s independent auditor and (d) the performance of the independent auditor; (ii) preparing the audit committee report required pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement and (iii) performing such further functions as may be consistent with the Audit Committee charter or assigned by applicable law, the Company’s articles of incorporation or bylaws or the Board of Directors.

The Board of Directors has adopted a written charter for the Audit Committee that may be viewed on Dakota Gold’s website at: https://dakotagoldcorp.com/site/assets/files/8378/audit_committee_charter_2022-03-30.pdf.

Compensation Committee. Our Compensation Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Ms. Grafton, Ms. Koenig and Dr. Quartermain. The purpose of the Compensation Committee is (i) to oversee the Company’s compensation and employee benefit plans and practices, including its executive and director compensation plans, and its incentive-compensation and equity-based plans; (ii) to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and make recommendations to the Board of Directors to determine and approve the Chief Executive Officer’s compensation level based on this evaluation; (iii) to retain, in its sole discretion, a compensation consultant, legal counsel or other adviser and evaluate the performance and advice of such compensation consultant, legal counsel or other adviser (iv) to prepare the Compensation Committee Report as required by the rules of the SEC; and (v) to perform such further functions as may be consistent with the Compensation Committee charter or assigned by applicable law, the Company’s bylaws or the Board of Directors. In performing its functions, the Compensation Committee considers, among other things, the Company’s performance and relative stockholder return, the value of similar awards to executive officers of comparable companies, and the awards given to the executive officers of the Company in past years.

The Board of Directors has adopted a written charter for the Compensation Committee that may be viewed on Dakota Gold’s website at: https://dakotagoldcorp.com/site/assets/files/8118/compensation_committee_charter_2022-03-30.pdf.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Ms. Grafton, Ms. Koenig and Ms. Schroeder. The purpose of the Nominating and Corporate Governance Committee is (i) to identify and to recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; (ii) to advise the Board of Directors with respect to the Board of Directors composition, procedures and committees; (iii) to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and (iv) to oversee the evaluation of the Board of Directors of the Company. The Nominating and Corporate Governance Committee considers candidates that possess a variety of skill sets that complement the skills that are represented by the composition of the board at any given point in time, including diversity, strategic managerial and financial skills and experience, mining industry expertise, and knowledge in other areas that are strategically important to us. Other considerations include diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board of Directors.

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The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee that may be viewed on Dakota Gold’s website at: https://dakotagoldcorp.com/site/assets/files/6960/nominating_and_governance_committee_charter_2022-03-30.pdf.

Technical Committee. Our Technical Committee currently consists of the following members: Dr. Quartermain, Dr. O’Rourke and Ms. Koenig. The purpose of the Technical Committee is to assist the Board of Directors in discharging its responsibilities relating to technical, health & safety matters relating to the Company’s operations, reserve and resource reporting and to address related matters. The Board of Directors has adopted a written charter for the Technical Committee that may be viewed on Dakota Gold’s website at: https://dakotagoldcorp.com/site/assets/files/6959/technical_committee_charter_2022-03-30.pdf.

Environmental, Social and Governance Committee. Our Environmental, Social and Governance Committee currently consists of the following members: Dr. Quartermain, Dr. O’Rourke and Ms. Grafton. The purpose of the Environmental, Social and Governance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to environmental, social and governance (“ESG”) matters, including health, safety, leadership and governance, the environment and matters regarding communities and Native American peoples. The Board of Directors has adopted a written charter for the Environmental, Social and Governance Committee that may be viewed on Dakota Gold’s website at: https://dakotagoldcorp.com/site/assets/files/6962/esg_committee_charter_2022-03-30.pdf.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders. All board members at the time of the 2022 annual meeting of stockholders held on August 22, 2022, attended the meeting.

Family Relationships

There are no family relationships among our directors or officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge based on a review of Section 16(a) filings, our officers and directors timely filed during our last fiscal year ended December 31, 2022, except Dr. O’Rourke filed a Form 4 late on September 7, 2022.

Code of Ethics

On March 30, 2022, we approved our code of ethics which applies to all our directors, officers and employees which is available on our website at www.dakotagoldcorp.com.

Where You Can Find Additional Information About Us

We maintain a company website at www.dakotagoldcorp.com from which you can alternatively access the reports we file with the SEC. Our committee charters and other important corporate governance documents are also available on our website. Information contained on the Company’s website is not part of, and is not incorporated by reference into, this proxy statement.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our Board, including our Co-Chairs of the Board, independent and nonmanagement directors as a group, or any other individual director, may send their communication to our Corporate Secretary at dcherniak@dakotagoldcorp.com or 106 Glendale Drive, Suite A, Lead, South Dakota, 57754, USA. Our Corporate Secretary reviews communications to the Board. Communications relating to accounting, auditing, or fraud are forwarded to the Chair of our Audit Committee, and any other communications addressing a legitimate business issue are forwarded to other members of our Board as appropriate.

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OUR EXECUTIVE OFFICERS

In addition to our CEO and President, Jonathan Awde, and our COO, Gerald Aberle, who also serve as members of our Board of Directors and whose biographical information is disclosed under the heading “Nominees for Election,” our executive officers as of the date of this proxy statement include the following individuals:

Shawn Campbell

Mr. Campbell, 42, was appointed Chief Financial Officer of Dakota Gold in June 2021. He has over 15 years of progressively senior experience in project and operations financial management obtained via professional practice, capital markets and industry experience. Mr. Campbell most recently served as the Chief Financial Officer of GT Gold Corp. and before that with Goldcorp Inc in various roles, including the Head of Investor Relations and the Head of Finance for Canada and U.S. He holds a Bachelor of Commerce Degree (Distinction) from the University of Victoria, and a Diploma in Accounting (DAP) from the University of British Columbia. He is a Chartered Professional Accountant (CPA, CA) and a CFA Charter Holder.

James Berry

Mr. Berry, 60, was appointed Vice-President of Exploration of Dakota Gold in December 2021. He has over 30 years of experience in the mining and exploration industry as an exploration and production geologist working in gold, silver, nickel, copper, and platinum-group element commodities for both underground and open pit deposits. He has worked for Asarco LLC, Homestake Mining Company of California, Goldcorp Inc., Barrick Gold Corporation, Romarco Minerals Inc., OceanaGold Corporation, Nickel Creek Platinum Corp. and Hycroft Mining Holding Corporation in increasing roles of responsibility. Highlights of Mr. Berry’s career include working on the Haile deposit in South Carolina, where he developed an exploration model that tripled the size of the deposit and advanced the deposit to production. In addition, while at Homestake he was part of an exploration team that identified several Precambrian and Tertiary targets in the Homestake District. These included the North Drift, Lower Main Ledge, Upper 7 Ledge, 11 Ledge, 15 Ledge, Tinton, Maitland, and Chism Gulch. Mr. Berry holds a Bachelor’s degree in Geology from the University of Tennessee and is a Registered Member of the Society for Mining, Metallurgy & Exploration.

Patrick Malone

Mr. Malone, 50, joined Dakota Gold as Chief Sustainability Officer in November 2022.  Mr. Malone has more than two decades experience in sustainable permitting, operation, closure, and redevelopment of mining properties.  Previously, Mr. Malone held legal and executive positions at Barrick Gold Corporation, including Associate General Counsel - North America, Vice President Environment, and finally Vice President Reclamation and Closure, where he oversaw closure planning for Barrick’s international operations as well as for general management of a portfolio of closed mining properties. In this last role, Mr. Malone was responsible for both the Homestake and Richmond Hill mines, serving as President of both Homestake Mining Company of California and LAC Minerals (USA).  Mr. Malone holds degrees in both Conservation Biology from Brigham Young University and a Juris Doctorate from J Reuben Clark Law School at Brigham Young University.

The officers are appointed by our Board of Directors and shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table summarizes the compensation paid to our named executive officers (each a “NEO”) through December 31, 2022.

						All
Name				Stock	Option	Other
and Principal	Fiscal	Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation		Total
Position	Year	($)	($)	($)	($)	($)		($)
Jonathan Awde, CEO (7)	2022(4)	213,750	147,060	200,000	200,000	--		760,810
	2022(5)	285,000	194,480	1,732,500	1,410,454	12,903	(6)	3,635,337
	2021	114,000	--	--	--	--		114,400
	2020	--	--	--	--	--		--
Shawn Campbell, CFO (8)	2022(4)	151,371	69,491	125,000	125,000	--		470,862
	2022(5)	166,188	52,887	618,750	1,091,965	--		1,929,790
Gerald Aberle, COO	2022(4)	195,000	134,160	175,000	175,000	--		679,160
	2022(5)	260,000	195,065	618,750	1,000,968	--		2,059,783
	2021	108,000	--	--	--	--		108,000
	2020	108,000	--	--	--	--		108,000
James Berry, VP of Exploration (9)	2022(4)	150,000	86,000	175,000	175,000	--		586,000
	2022(5)	92,308	16,219	580,000	1,021,009	--		1,709,536
Patrick Malone, Chief Sustainability Officer(10)	2022(4)	38,462	53,842	465,000	527,435	--		1,084,739

(1) Amounts reported in this column represent discretionary annual cash bonus amounts paid to the NEOs for fiscal year 2022 and for the stub period beginning on April 1, 2022 and ending on December 31, 2022.

(2) Amounts are based on the grant date fair value, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. With respect to the stub period, the amounts shown in this column include both restricted stock units and performance share units, shown at target achievement. The value of the performance share units granted in the stub period, assuming achievement of the maximum performance level, would have been $200,000 for Mr. Awde, $125,000 for Mr. Campbell, $175,000 for Mr. Aberle, $175,000 for Mr. Berry and $0 for Mr. Malone.

(3) Amounts are based on the grant date fair value, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 10 to the Company’s consolidated financial statements for the nine month transition period ended December 31, 2022. Option-based awards granted during the stub period and the year ended March 31, 2022 include vested and unvested amounts.

(4) Amounts reported in this row represent compensation for the stub period beginning on April 1, 2022 and ending on December 31, 2022.

(5) Amounts reported in this row represent compensation for the fiscal year beginning on March 31, 2021 and ending on March 31, 2022.

(6) Club membership of $3,517, and other health-related expenditures of $9,386.

(7) Mr. Awde became CEO of DTRC effective March 12, 2021 and was appointed CEO of the Company on November 15, 2017.

(8) Mr. Campbell became CFO of DTRC effective June 1, 2021 and was appointed CFO of the Company on March 31, 2022.

(9) Mr. Berry became VP Exploration of DTRC effective December 1, 2021 and was appointed VP Exploration of the Company on March 31, 2022.

(10) Mr. Malone was appointed Chief Sustainability Officer of the Company on November 14, 2022.

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Executive Compensation Agreements and Summary of Executive Compensation

Prior to the Company’s merger with Dakota Territory, DGC Merger Sub I Corp. and DGC Merger Sub II LLC on March 31, 2022 (the “Merger”), decisions regarding executive compensation were made by the board of directors of Dakota Territory, whose board of directors was composed of the same directors as the Company’s Board of Directors. During the year ended March 31, 2022, and prior to the Merger, the board of directors of Dakota Territory was responsible for establishing a compensation policy and administering the compensation programs of the Company’s executive officers. Following the Merger, the amount of compensation paid by the Company to each of the Company’s officers and the terms of those persons’ employment is determined by the Board of Directors. The Board evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers. The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company. The Board of Directors believes that the use of equity compensation is at times appropriate for employees, and in the future intends to use equity compensation awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other incentive equity awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

The Company entered into an employment agreement with its President and Chief Executive Officer, Mr. Awde and Mr. Awde’s wholly-owned management company, JCTA Capital Management Corp., effective as of March 12, 2021 (the “Awde Agreement”), pursuant to which agreement he will receive an annual base salary of $285,000. Pursuant to the terms and conditions of the Awde Agreement, Mr. Awde will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board of Directors of the Company with a target bonus opportunity of 60% of Mr. Awde’s base salary and (ii) to participate in the Company’s securities-based compensation plans, with the award of any grants being at the discretion of the board. Pursuant to the terms and conditions of the Awde Agreement, if the Company terminates Mr. Awde without cause, then Mr. Awde will be entitled to receive a lump-sum payment equal to: (i) the then current base fee and pro-rated estimated annual bonus payment for the year of termination earned to the termination date; (ii) payment in lieu of notice in an amount equivalent to: (a) if the Awde Agreement is terminated by the Company 3 months prior to, or within 12 months following, a change in control of the Company: (1) 2 times Mr. Awde’s then current base annual fee and (2) 2 times an annual bonus deemed to be 75% of Mr. Awde’s then current base annual fee; or (b) in any other circumstance: (1) 2 times Mr. Awde’s then current base annual fee and (2) 2 times an annual bonus deemed to be 75% of Mr. Awde’s then current base annual fee. In addition, any stock options or other incentive equity awards held by Mr. Awde will fully vest as of the date of such termination.

The Company entered into an employment agreement with its Chief Operating Officer, Mr. Aberle, effective as of March 12, 2021 (the “Aberle Agreement”), pursuant to which agreement he will receive an annual base salary of $260,000. Pursuant to the terms and conditions of the Aberle Agreement, Mr. Aberle will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board of Directors of the Company with a target bonus opportunity of 60% of Mr. Aberle’s base salary and (ii) to participate in the Company’s securities-based compensation plans, with the award of any grants being at the discretion of the board. Pursuant to the terms and conditions of the Aberle Agreement, if the Company terminates Mr. Aberle without cause, then Mr. Aberle will be entitled to receive a lump-sum payment equal to: (i) the then current base fee and pro-rated estimated annual bonus payment for the year of termination earned to the termination date; (ii) payment in lieu of notice in an amount equivalent to: (a) if the Aberle Agreement is terminated by the Company 3 months prior to, or within 12 months following, a change in control of the Company: (1) 2 times Mr. Aberle’s then current base annual fee and (2) 2 times an annual bonus deemed to be 75% of Mr. Aberle’s then current base annual fee; or (b) in any other circumstance: (1) 2 times Mr. Aberle’s then current base annual fee and (2) 2 times an annual bonus deemed to be 75% of Mr. Aberle’s then current base annual fee. In addition, any stock options or other incentive equity awards held by Mr. Aberle will fully vest as of the date of such termination.

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The Company entered into an employment agreement with its Chief Financial Officer, Mr. Campbell, effective as of June 1, 2021 (the “Campbell Agreement”), pursuant to which agreement he will receive an annual base salary of C$250,000 and a grant of certain stock options and restricted share units. Pursuant to the terms and conditions of the Campbell Agreement, Mr. Campbell will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board of Directors of the Company with a target bonus opportunity of 60% of Mr. Campbell’s base salary and (ii) to participate in the Company’s securities-based compensation plans, with the award of any grants being at the discretion of the board. Pursuant to the terms and conditions of the Campbell Agreement, if the Company terminates Mr. Campbell without cause, then Mr. Campbell will be entitled to receive a lump-sum payment equal to: (i) the then current base fee and pro-rated estimated annual bonus payment for the year of termination earned to the termination date; (ii) payment in lieu of notice in an amount equivalent to: (a) if the Campbell Agreement is terminated by the Company 3 months prior to, or within 12 months following, a change in control of the Company: (1) 1.5 times Mr. Campbell’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Campbell’s then current base annual fee; or (b) in any other circumstance: (1) 1.5 times Mr. Campbell’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Campbell’s then current base annual fee. In addition, any stock options or other incentive equity awards held by Mr. Campbell will fully vest as of the date of such termination.

The Company entered into an employment agreement with its VP Exploration, Mr. Berry, effective as of December 1, 2021 (the “Berry Agreement”), pursuant to which agreement he will receive an annual base salary of $200,000 and a grant of certain stock options and restricted share units. Pursuant to the terms and conditions of the Berry Agreement, Mr. Berry will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board of Directors of the Company with a target bonus opportunity of 40% of Mr. Berry’s base salary and (ii) to participate in the Company’s securities based compensation plans, with the award of any grants being at the discretion of the board. Pursuant to the terms and conditions of the Berry Agreement, if the Company terminates Mr. Berry without cause, then Mr. Berry will be entitled to receive a lump-sum payment equal to: (i) the then current base fee and pro-rated estimated annual bonus payment for the year of termination earned to the termination date; (ii) payment in lieu of notice in an amount equivalent to: (a) if the Berry Agreement is terminated by the Company 3 months prior to, or within 12 months following, a change in control of the Company: (1) 1.5 times Mr. Berry’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Berry’s then current base annual fee; or (b) in any other circumstance: (1) 1.5 times Mr. Berry’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Berry’s then current base annual fee. In addition, any stock options or other incentive equity awards held by Mr. Berry will fully vest as of the date of such termination.

The Company entered into an employment agreement with its Chief Sustainability Officer, Mr. Malone, effective as of November 14, 2022 (the “Malone Agreement”), pursuant to which agreement he will receive an annual base salary of $250,000 and a grant of certain stock options and restricted share units. Pursuant to the terms and conditions of the Malone Agreement, Mr. Malone will be eligible (i) to receive an annual bonus based upon attaining certain performance criteria set by the Board of Directors of the Company with a target bonus opportunity of 50% of Mr. Malone’s base salary and (ii) to participate in the Company’s securities based compensation plans, with the award of any grants being at the discretion of the board. Pursuant to the terms and conditions of the Malone Agreement, if the Company terminates Mr. Malone without cause, then Mr. Malone will be entitled to receive a lump-sum payment equal to: (i) the then current base fee and pro-rated estimated annual bonus payment for the year of termination earned to the termination date; (ii) payment in lieu of notice in an amount equivalent to: (a) if the Malone Agreement is terminated by the Company 3 months prior to, or within 12 months following, a change in control of the Company: (1) 1.5 times Mr. Malone’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Malone ’s then current base annual fee; or (b) in any other circumstance: (1) 1.5 times Mr. Malone’s then current base annual fee and (2) 1.5 times an annual bonus deemed to be 75% of Mr. Malone’s then current base annual fee. In addition, any stock options or other incentive equity awards held by Mr. Malone will fully vest as of the date of such termination.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the Company’s NEOs as of December 31, 2022.

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Jonathan Awde	258,334	129,166	(1)	-	4.76	May 17, 2026	-		-	-		-
	-	139,688	(2)	-	3.01	September 2, 2027	-		-	-		-
	-	-		-	-	-	33,223	(3)	101,330	-		-
	-	-		-	-	-	-		-	33,435	(4)	101,977
Shawn Campbell	200,000	100,000	(1)	-	4.76	May 17, 2026	-		-	-		-
	-	87,305	(2)	-	3.01	September 2, 2027
	-	-		-	-	-	20,764	(3)	63,330	-		-
	-	-		-	-	-	-		-	20,897	(4)	63,736
Gerald Aberle	183,334	91,666	(1)	-	4.76	May 17, 2026	-		-	-		-
	-	122,227	(2)	-	3.01	September 2, 2027	-		-	-		-
	-	-		-	-	-	29,070	(3)	88,664	-		-
	-	-		-	-	-	-		-	29,255	(4)	89,228
James Berry	200,000	100,000	(5)	-	4.76	October 15, 2026	-		-	-		-
	-	122,227	(2)	-	3.01	September 2, 2027	-		-	-		-
	-	-		-	-	-	29,070	(3)	88,664	-		-
	-	-		-	-	-	-		-	29,255	(4)	89,228
Patrick Malone	-	300,000		-	-	November 18, 2027	-		-	-		-
	-	-		-	-	-	41,667	(3)	127,084	-		-

(1) Represents options that vest on May 17, 2023.

(2) Represents options that vest in three equal tranches on May 11, 2023, May 11, 2024 and May 11, 2025.

(3) Represents restricted stock units that vest in three equal tranches on May 11, 2023, May 11, 2024 and May 11, 2025. The market value of the restricted stock units is calculated by multiplying the number of shares underlying the restricted stock units by $3.05, the closing price of the Company’s stock on December 30, 2022.

(4) Represents performance share units that can vest between 0% - 200% of the target number of shares, based on relative total stockholder return of the Company as compared to the MVIS Global Junior Gold Miners Index. The performance share units vest in three equal tranches on May 11, 2023, May 11, 2024 and May 11, 2025. The market value of the performance share units is calculated by multiplying the target number of shares underlying the performance share units by $3.05, the closing price of the Company’s common stock on December 30, 2022.

(5) Represents options that vest on October 18, 2023.

Potential Payments Upon Termination or Change of Control

The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the NEOs would have been entitled if a termination of employment or change of control occurred on December 31, 2022. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the Company. The amounts reported in the table below do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs or include distributions of plan balances under the Company’s 401(k) plan or savings plans. The amounts reported assume payment of all previously earned and unpaid salary, vacation pay and short- and long-term incentive awards.

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	Termination without “Cause”	Death or Disability (1)	Change of Control (2)	Double-Trigger (3)
Named Executive Officer	$	$	$	$
Jonathan Awde
Cash severance(4)	997,500	-	-	997,500
Acceleration of equity awards (5)	208,894	135,322	208,894	208,894
Total Termination Benefits	1,206,394	135,322	208,894	1,206,394

Shawn Campbell
Cash severance (4) (6)	535,500	-	-	535,500
Acceleration of equity awards (5)	130,561	84,577	130,561	130,561
Total Termination Benefits	666,061	84,577	130,561	666,061

Gerald Aberle
Cash severance(4)	910,000	-	-	910,000
Acceleration of equity awards (5)	182,780	118,407	182,783	182,783
Total Termination Benefits	1,092,783	118,407	182,783	1,092,783

James Berry
Cash severance(4)	525,000	-	-	525,000
Acceleration of equity awards (5)	182,783	118,407	182,783	182,783
Total Termination Benefits	707,783	118,407	182,783	707,783

Patrick Malone
Cash severance(4)	656,250	-	-	656,250
Acceleration of equity awards (5)	127,084	127,084	127,084	127,084
Total Termination Benefits	783,334	127,084	127,084	783,334

(1) The values in this column represent the intrinsic value of the unvested stock options, restricted stock units and performance share units that are subject to acceleration upon a termination due to death or disability. Such intrinsic value calculated as (x) the market value per share of our common shares minus the exercise price (if any) of the award, multiplied by (y) the number of shares underlying the unvested award. Pursuant to the 2022 Plan, (i) unvested restricted stock units outstanding as of the date of a termination due to death or disability fully accelerate, (ii) any performance share units eligible to vest in a performance period during which such termination occurs fully vest assuming achievement of target performance and (iii) unvested stock options outstanding as of the date of a termination due to death or disability fully accelerate.

(2) Represents the value of all unvested PSUs at target, RSUs and stock options outstanding as of December 31, 2022. Under the 2022 Plan, all RSUs and stock options will be fully accelerated and all PSUs will be fully accelerated at target level upon the occurrence of a change of control.

(3) Represents payments upon a termination of the NEO’s employment within three months prior to, or twelve months following, a Change of Control without Cause or, other than in case of Mr. Aberle, due to (i) a material reduction in responsibilities, (ii) a reduction in the base salary, or (iii) a requirement to relocate ordinary place of business more than 50 miles from the current location.

(4) Cash severance is equal to two times (in case of Messrs. Awde and Aberle), or one and a half times (in case of Messrs. Campbell, Malone and Berry), the sum of the then current base salary and an annual bonus deemed to be 75% of the then current base salary.

(5) The value in this row represents the intrinsic value of the unvested stock options, restricted stock units and performance share units that are subject to acceleration, with such intrinsic value calculated as (x) the market value per share of our common shares minus the exercise price (if any) of the award, multiplied by (y) the number of shares underlying the unvested award. The number of shares underlying unvested PSUs is determined assuming performance at target levels. See “Outstanding Equity Awards” table above for a full listing of all unvested equity awards as of December 31, 2022. Market value per share of our common stock is equal to the closing price of the Company’s common shares on December 31, 2022, which was $3.05.

(6) For conversion of figures in Canadian dollars, a rate of 0.7686 was used.

21

Compensation Committee Interlocks and Insider Participation

No executive or director of the Company serves as a member of the compensation committee or board of directors of another entity, one of whose executive officers serves on the Board of Directors of the Company.

Non-Executive Director Compensation

The table below summarizes the compensation provided to the Company’s non-executive Directors during the fiscal year ended December 31, 2022:

	Fees Earned or Paid in Cash		Stock Awards (1)	Option Awards (2)	Total
Director	$		$	$	$
Jennifer Grafton	37,500	(3)	40,000	0	77,500
Amy Koenig	37,500	(4)	40,000	0	77,500
Alex Morrison(8)	19,565	(5)	0	0	19,565
Stephen O’Rourke	64,500	(6)	40,000	0	104,500
Robert Quartermain	0	(7)	40,000	0	40,000
Alice Schroeder(9)	17,935	(10)	40,000	143,176	201,111

(1) The amounts reported in this column represent grant date fair market value calculated pursuant to FASB ASC Topic 718. Each director, except for Mr. Morrison (who had ceased to be a director at the time), was granted 13,289 restricted stock units, which vest on May 11, 2023.

(2) The amounts reported in this column represent grant date fair market value of stock options calculated pursuant to FASB ASC Topic 718. Ms. Schroeder was granted 100,000 stock options with an exercise price equal to $3.01, which vest in three equal tranches on September 2, 2022, September 2, 2023 and September 2, 2024.

(3) $12,500 per quarter.

(4) $12,500 per quarter.

(5) $12,500 for the quarter ended June 30, 2022, then $7,065 for the quarter ended September 30, 2022.

(6) $21,500 per quarter, for serving as co-Chairman.

(7) Dr. Quartermain has elected not to receive any fees for his services as a non-executive director for the Company and instead has asked that the Company donate the fees he would have otherwise received to local charities in South Dakota.

(8) Mr. Morrison did not choose to stand for reelection and his term as a director ended on August 22, 2022.

(9) Ms. Schroeder was appointed as a director on August 22, 2022.

(10) $5,435 for the quarter ended September 30, 2022, then 12,500 for the quarter ended December 31, 2022.

Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

22

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company engages in related party transactions that involve its officers and directors and/or companies controlled by the officers and directors. We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics each provide guidelines for reviewing any “related party transaction”. In particular, our Code of Ethics requires that all related party transactions be disclosed to the Audit Committee or a special independent committee of the Board of Directors for review and approval. Additionally, our Code of Ethics prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our Board of Directors and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Nominating and Corporate Governance Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response. As of the date of this proxy statement, we have seven directors, including four that the Board of Directors has determined as independent directors, as follows: Ms. Grafton, Ms. Koenig, Dr. Quartermain and Ms. Schroeder. An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence, including those established under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and under section 803A of the NYSE American LLC Company Guide (“NYSE American Rules”).

Following is an analysis of related party transactions:

Mr. Gerald Aberle was DTRC’s former President and Chief Executive Officer and is currently Chief Operating Officer of the Company. He is also a director and significant stockholder of the Company and the owner of Jerikodie Inc. (“Jerikodie”). Under a February 2012 agreement, Jerikodie earned a fixed consulting fee of $9,000 per month, plus approved expenses. The accrued consulting fee was not paid from the inception of the agreement through October 2020. In October 2020, DTRC paid Jerikodie $200,000 of the $729,500 owed to it for accrued consulting fees and issued a note payable to Jerikodie for the remaining balance of $529,500 bearing interest at 0.25% per year. On June 1, 2021, DTRC and Jerikodie settled the outstanding debt of $529,544 through the payment of $376,550 and the issuance of 45,563 shares of common stock. The fair value of the consideration paid to settle the note exceeded the carrying amount of the note, resulting in a loss on settlement of $92,045. During the nine months ended December 31, 2022 and year ended March 31, 2022, DTRC paid Jerikodie approximately $0 and $66,000, respectively, for consulting fees, in addition to $25,000 in the year ended March 31, 2022, for the extinguishment of a net smelter royalty on the Blind Gold Property disclosed below. Effective April 15, 2021, the agreement with Jerikodie was terminated. DTRC engaged a company controlled by a family member of Mr. Aberle, for the purpose of providing general labor and during the nine months ended December 31, 2022 and year ended March 31, 2022, incurred approximately $19,000 and $56,000 in costs, respectively.

Mr. Richard Bachman was DTRC’s former Chief Geological Officer. He is also a significant stockholder of the Company and the owner of Minera Teles Pires Inc. (“Minera Teles”). Under an October 2005 agreement that expired in March 2020, Minera Teles earned a $10,000 monthly consulting fee and received $1,500 per month for office rent and expenses. The consulting fee was divided between a $5,000 per month cash payment and a $5,000 per month deferred amount. DTRC also owed Mr. Bachman, individually, $305,145 in unsecured loans. These unsecured loans bore interest rates ranging from 3% to 4% per year and were due on demand. In June 2020, DTRC repaid $40,145 of the unsecured loans, plus accrued interest of $6,095. In October 2020, DTRC paid Minera Teles $200,000 for amounts owed for prior services and combined the remaining amount owed of approximately $795,500 with amounts owed under the unsecured loans, including unpaid interest, into a new note in the amount of $1,055,310, bearing interest at 0.25% per year. A payment of $145,000 was made in December 2020. In July 2021, DTRC and Mr. Bachman settled the outstanding debt of $872,578 through the payment of $425,165 in cash and the issuance of 99,049 shares of common stock. The fair value of the consideration paid to settle the note exceeded the carrying amount of the note, resulting in a loss on settlement of $32,476.

23

In October 2020, DTRC issued a note payable to WCM Associates, LP (“WCM”), an entity controlled by DTRC’s former CFO, in the amount of $123,000, bearing interest at 0.25% per year, for amounts owed for consulting fees. The note was paid in full. During the nine months ended December 31, 2022 and year ended March 31, 2022, DTRC incurred $0 and $6,000, respectively, for consulting fees with WCM. WCM’s services were discontinued at the end of May 2021.

Messrs. Aberle and Bachman owned a 5% net smelter return royalty on the original 84 unpatented mining claims that comprised the Blind Gold Property. In August 2021, DTRC extinguished the royalty by paying Messrs. Aberle and Bachman $25,000 each.

In March 2021, Jonathan Awde was appointed Chief Executive Officer of DTRC and Gerald Aberle resigned as Chief Executive Officer and was appointed Chief Operating Officer of DTRC. Mr. Awde is also a director and significant stockholder of the Company.

Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Nevada Revised Statutes, as amended from time to time (“NRS”), subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

24

OWNERSHIP OF COMMON STOCK

The following table sets forth, as of March 22, 2023, the number and percentage of outstanding shares of common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the NEOs; and (d) all current directors and executive officers, as a group. As of March 22, 2023, there were 75,292,928 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for all listed officers and directors is 141 Glendale Drive, Lead, South Dakota 57754.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Gerald Aberle	4,513,905	(3)	6.00%
Jonathan Awde	6,666,550	(2)	8.85%
James Berry	381,115	(10)	0.51%
Shawn Campbell	753,024	(4)	1.00%
Jennifer Grafton	79,955	(8)	0.11%
Amy Koenig	79,955	(9)	0.11%
Patrick Malone	141,666	(11)	0.19%
Stephen O’Rourke	1,113,289	(6)	1.48%
Robert Quartermain	8,164,858	(5)	10.84%
Alice Schroeder	229,160	(7)	0.30%
All Directors and Officers as a Group (10 persons)	22,123,477		29.38%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Consists of 6,176,319 shares of common stock, 11,074 vested RSUs, 434,063 vested options, and 45,094 warrants.

(3) Consists of 4,188,473 shares of common stock, 315,742 vested options, and 9,690 vested RSUs.

(4) Consists of 299,756 shares of common stock, 329,102 vested options, 6,921 vested RSUs, and 117,245 warrants.

(5) Consists of 7,335,436 shares of common stock, 275,000 vested options, 13,289 vested RSUs and 541,133 warrants.

(6) Consists of 825,000 shares of common stock, 275,000 vested options and 13,289 vested RSUs.

(7) Consists of 173,520 shares of common stock, 13,289 vested RSUs, 33,333 vested options and 9,018 warrants.

(8) Consists of 66,666 vested options and 13,289 vested RSUs.

(9) Consists of 66,666 vested options and 13,289 vested RSUs.

(10) Consists of 130,683 shares of common stock, 240,742 vested options and 9,690 vested RSUs.

(11) Consists of 41,666 vested RSUs and 100,000 vested options.

25

Equity Compensation Plan Information

DTRC 2021 Stock Incentive Plan

On March 11, 2021, DTRC’s board of directors adopted a plan entitled the “2021 Stock Incentive Plan.” The 2021 Stock Incentive Plan had a total of 6,250,000 common stock purchase options available to award to DTRC’s directors, executive officers and consultants. As of March 31, 2022, just prior to the DTRC Merger, a total of 1,750,625 shares of DTRC’s common stock remained available for future grants under the 2021 Stock Incentive Plan.

Pursuant to the DTRC Merger (see Note 3), on March 31, 2022, the Company assumed DTRCs outstanding stock options and RSUs and replaced them with options and RSUs of DGC with the same terms and provisions.

Outstanding stock options have a term of five years. Outstanding stock options granted to third-party service providers generally vest over a period of up to two years.

Dakota Gold Corp. 2022 Stock Incentive Plan

On March 30, 2022, the Board of Directors approved the Dakota Gold Corp. 2022 Stock Incentive Plan (the “2022 Stock Plan”). The 2022 Stock Plan was approved by the Company’s stockholders at the 2022 Annual Meeting of Stockholders held on August 22, 2022. The 2022 Stock Incentive Plan provides for total grants of incentive securities to the Company’s directors, officers, employees and consultants of up to 6,250,000 shares of common stock. As of March 22, 2023, a total of 3,454,121 shares of the Company’s common stock remain available for future grants under the 2022 Stock Plan.

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our compensation plans as of March 22, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,862,686	$3.78	3,454,121
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total:	5,862,686	3.78	3,454,121

26

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Alice Schroeder (Chair), Jennifer Grafton and Amy Koenig. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the Board of Directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the nine-month transition period ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE American listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the Board of Directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the nine-month transition period ended December 31, 2022, and the Board of Directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Alice Schroeder, Chairman

Jennifer Grafton

Amy Koenig

27

OTHER INFORMATION

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 6, 2023, to be included in our proxy statement for the annual meeting of stockholders in 2024. However, pursuant to such proxy rule, if the 2024 annual meeting of stockholders is held on a date that is before April 16, 2024 or after June 15, 2024, then a stockholder proposal submitted for inclusion in our proxy statement for the 2024 annual meeting of stockholders must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2024 annual meeting. Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal that is after February 19, 2023, the proxies designated by the Board will have discretionary authority to vote on such proposal. Our Board of Directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our Board of Directors has determined that it is in the best position to evaluate the Company’s requirements as well as the qualifications of each candidate when the Board of Directors considers a nominee for a position on our Board of Directors. If stockholders wish to recommend candidates directly to our Board of Directors, they may do so by sending communications to either of the Co-Chairmen of the Company at the address on the cover of this proxy statement.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares during the meeting.

By order of the Board of Directors,

/s/ Robert Quartermain
Robert Quartermain
Co-Chairman

28

Appendix A

SECOND AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DAKOTA GOLD CORP.

a Nevada corporation

* * * * *

Pursuant to Chapter 78

of the Nevada Revised Statutes

* * * * *

Dakota Gold Corp., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY as follows:

1.	The name of the corporation is Dakota Gold Corp. The Articles of Incorporation (the “Articles of Incorporation”) were filed with the Secretary of State of the State of Nevada (the “Secretary of State”) on May 26, 2020. The Corporation filed a Certificate of Change to its Articles of Incorporation and a Certificate of Amendment to its Articles of Incorporation with the Secretary of State on March 8, 2022 and March 29, 2022, respectively.

2.	Article 8 of the Articles of Incorporation, as amended, is hereby deleted and replaced in its entirety to read as follows:

Number of Authorized shares with Par value: 300,000,000	Par value: $0.001
Number of Common shares with Par value:	Par value: $
Number of Preferred shares with Par value:	Par value: $
Number of shares with no par value:
If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

3.	Except as provided in this amendment, the Articles of Incorporation, as amended, are unchanged and remain in full force and effect.

4.	This Second Amendment to the Articles of Incorporation has been duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Articles of Incorporation to be executed by its duly authorized officer as of the [•] day of [•], 2023.

Dakota Gold Corp.,
a Nevada corporation

By:
Its:

DAKOTA GOLD CORP. Form of Proxy – Annual Meeting to be held on May 16, 2023 United Kingdom Building 350 – 409 Granville St Vancouver, BC V6C 1T2 Appointment of Proxyholder I/We being the undersigned holder(s) of Dakota Gold Corp. hereby appoint Robert Quartermain or failing this person, Shawn Campbell or failing this person, Daniel Cherniak (collectively, the “Management Nominees”). OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein: as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Dakota Gold Corp. to be held at 106 Glendale Drive, Suite A, Lead, South Dakota at 8:00 a.m. Mountain Time or at any adjournment thereof. 1. Election of Directors. For Withhold For Withhold For Withhold a. Robert Quartermain b. Stephen O’Rourke c. Jonathan Awde d. Gerald Aberle e. Jennifer S. Grafton f. Amy K. Koenig g. Alice Schroeder 2. Ratification of the Appointment of Independent Registered Accounting Firm. To ratify the appointment of Ham, Langston & Brezina, L.L.P. (“Ham, Langston & Brezina”) to serve as independent registered public accounting firm for the fiscal year ending December 31, 2023 as more particularly described in the proxy materials. For Against Abstain 3. Approval of Increase to Authorized Common Stock. To increase the Company’s authorized common stock from 144,302,330 to 300,000,000 shares by amending the Company’s Articles of Incorporation, as amended. For Against Abstain Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date / / MM / DD / YY

This form of proxy is solicited by and on behalf of Management. Proxies must be received by 8:00 a.m., Mountain Time, on May 12, 2023. Notes to Proxy 1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. 2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit: https://login.odysseytrust.com/pxlogin You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.